UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2015

Nutrisystem, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28551	23-3012204
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Fort Washington Executive Center, 600 Office Center Drive, Fort Washington, Pennsylvania		19034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-706-5300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.03 below is incorporated in this Item 1.01 by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On November 6, 2015, Nutrisystem, Inc. (the "Company") entered into an Amended Credit Agreement (as defined below), that amends and restates that certain Credit Agreement dated as of November 8, 2012 by and among the Company, certain subsidiaries of the Company, Manufacturers and Traders Trust Company, as the Administrative Agent, Swing Line Lender, L/C Issuer and a Lender, and other Lenders from time to time parties thereto (as amended, the "Prior Credit Agreement"). Pursuant to the Prior Credit Agreement, the lenders made available to the Company a maximum amount of $40 million under a three-year secured revolving credit facility. The material terms of the Prior Credit Agreement are disclosed in the Company's current report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2012, the contents of which are incorporated by reference herein. The Prior Credit Agreement matured on November 6, 2015, and at the time of maturity there were no amounts outstanding under the Prior Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 6, 2015, the Company entered into an Amended and Restated Credit Agreement among the Company, certain subsidiaries of the Company, as borrowers (collectively, "Borrowers"), Manufacturers and Traders Trust Company, as the Administrative Agent, Swing Line Lender, L/C Issuer and a Lender, and other Lenders from time to time parties thereto (the "Amended Credit Agreement"). The Amended Credit Agreement provides for a five-year $50 million unsecured revolving credit facility (the "Credit Facility"), including a sublimit of $6 million for letters of credit. The proceeds of the Credit Facility will be used primarily for working capital, capital expenditures, issuance of standby letters of credit and general corporate purposes. The Credit Facility matures on November 6, 2020.

Loans under the Credit Facility will bear interest at either a base rate or a LIBOR rate, in each case plus an applicable margin. The base rate will be the highest of (i) the Administrative Agent's prime rate, (ii) 0.50% percent above the Federal Funds Rate and (iii) the LIBOR rate for deposits in dollars for a one-month interest period as determined three business days prior to such date, plus 1.50%. The LIBOR rate is equal to the London Inter-Bank Offered Rate for the relevant term. The applicable margin is subject to adjustment based on the Company's consolidated fixed charge coverage ratio and ranges from 0.00-0.50% per year for base rate loans and from 1.25-1.75% per year for LIBOR loans. The initial margin on base rate loans is 0.00%, and the initial margin on LIBOR loan is 1.25%.

The Company will also pay fees with respect to the amount available to be drawn under any letters of credit at a rate per year equal to the applicable margin for LIBOR rate borrowings under the Credit Facility and a fee on the unused amount of the Credit Facility. The unused fee is 0.25%.

The Credit Facility contains financial and other covenants, including a minimum consolidated fixed charge coverage ratio and limitations on, among other things, liens, indebtedness, certain acquisitions, consolidations and sales of assets.

The description of the Amended Credit Agreement herein does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Amended and Restated Credit Agreement dated as of November 6, 2015 among Nutrisystem, Inc., certain subsidiaries of Nutrisystem, Inc., as Borrowers, Manufacturers and Traders Trust Company, as the Administrative Agent, Swing Line Lender, L/C Issuer and a Lender, and other Lenders from time to time parties thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nutrisystem, Inc.

November 10, 2015	By:	/s/ Michael P. Monahan

Name: Michael P. Monahan
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement dated as of November 6, 2015 among Nutrisystem, Inc., certain subsidiaries of Nutrisystem, Inc., as Borrowers, Manufacturers and Traders Trust Company, as the Administrative Agent, Swing Line Lender, L/C Issuer and a Lender, and other Lenders from time to time parties thereto.